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                                                                    Exhibit 99.1
[POET GRAPHIC] AD-HOC NOTICE



POET HOLDINGS, INC. RECEIVES ORDER FROM DAIMLERCHRYSLER

HAMBURG, GERMANY - AUGUST 22, 2003: Poet Holdings, Inc. (Prime Standard, ISIN:
US7304471094) has received an order from DaimlerChrysler to supply its X-Solutions catalog management software and to deliver services for connecting suppliers. The contract is scheduled for three years. Due to the standing of the customer and the high visibility of this project in the market, the Company has decided to give ad-hoc notice of this transaction.

DaimlerChrysler and Poet intend to publish more details of their cooperation at a later time.

CONTACT: Poet Holdings, Inc., Swantje Stoevhase, Phone: +49 40 60990-0 investor@poet.com, www.poet.com



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
POET HOLDINGS, INC.    1065 E. HILLSDALE BLVD. SUITE 205        Phone +1 650 212 3100     eMail investor@poet.de
Investor Relations     CA 94404 Foster City (USA)               Fax +1 650 212 3105            WWW.POET.COM
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